                                                                    EXHIBIT 11.1

                            CELL THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

            COMPUTATION OF NET LOSS AND PRO FORMA NET LOSS PER SHARE

                            THREE MONTHS ENDED          NINE MONTHS ENDED
                               SEPTEMBER 30,              SEPTEMBER 30,
                          ------------------------  --------------------------
                             1997         1996          1997          1996
                          -----------  -----------  ------------  ------------
Net loss................. $(4,257,595) $(5,094,025) $(14,773,644) $(12,729,578)
                          ===========  ===========  ============  ============
Shares used in
 computation of net loss
 per share:
 Weighted average common
  shares outstanding.....  13,031,064    4,943,021    10,454,081     4,938,161
                          ===========  ===========  ============  ============
Net loss per share....... $     (0.33) $     (1.03) $      (1.41) $      (2.58)
                          ===========  ===========  ============  ============
Pro forma:
 Net loss................ $(4,257,595) $(5,094,025) $(14,773,644) $(12,729,578)
                          ===========  ===========  ============  ============
 Shares used in
 computation of net loss
 per share:                13,031,064    4,943,021    10,454,081     4,938,161
  Weighted average common
   shares outstanding....
  Weighted average common
   shares giving effect
   to conversion of con-
   vertible preferred
   stock to common stock
   at the time of pre-
   ferred stock issu-
   ance..................         --     2,908,762     1,524,080     2,859,768
                          -----------  -----------  ------------  ------------
  Total..................  13,031,064    7,851,783    11,978,161     7,797,929
                          ===========  ===========  ============  ============
 Net loss per share...... $     (0.33) $     (0.65) $      (1.23) $      (1.63)
                          ===========  ===========  ============  ============